UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2011

Cole Corporate Income Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-166447	27-2431980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The registration statement for the Company’s initial public offering of 300,000,000 shares of common stock was declared effective by the Securities and Exchange Commission on February 10, 2011. Of these shares, the Company is offering 250,000,000 shares in a primary offering and has reserved and is offering 50,000,000 shares pursuant to its distribution reinvestment plan. Pursuant to the terms of the offering, the Company was required to deposit all subscription proceeds in escrow pursuant to the terms of an escrow agreement with UMB Bank, N.A. until the Company received subscriptions aggregating at least $2,500,000 (excluding subscriptions received from the Company’s advisor or its affiliates). As of June 28, 2011, the Company had satisfied the conditions of its escrow agreement. As of June 28, 2011, the Company had accepted investors’ subscriptions for shares of its common stock in the offering resulting in gross proceeds of $3,600,989.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 28, 2011	COLE CORPORATE INCOME TRUST, INC.
	By:	/s/ D. Kirk McAllaster, Jr.
	Name:	D. Kirk McAllaster, Jr.
	Title:	Executive Vice President and Chief Financial Officer Principal Financial Officer